Exhibit 99.1
Citizens Community Bancorp, Inc. To Participate in a Series of Investor Meetings

EAU CLAIRE, WI, April 26, 2021 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today announced that Steve Bianchi, Chairman, President and Chief Executive Officer, and Jim Broucek, EVP and Chief Financial Officer, will participate in a series of virtual meetings with institutional investors on May 6-7, 2021, hosted by D.A. Davidson.

Management’s discussion materials to be used at this conference will be posted to the investor section of the Company’s website, www.ccf.us, on or before May 6, 2021.

Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 25 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, Ag operators and consumers, including residential mortgage loans.